Exhibit 99.1

Contact:

Tim Adams, Chief Financial Officer

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation: 508-263-8765

www.cytyc.com

Stephanie Carrington

The Ruth Group: 646-536-7017

Shanti Skiffington/Wendy Ryan

Schwartz Communications: 781-684-0770

CYTYC ANNOUNCES MULTI-YEAR CONTRACT EXTENSION WITH

LABCORP FOR THINPREP® IMAGING SYSTEM

Marlborough, Mass., March 26, 2007 – Cytyc Corporation (Nasdaq: CYTC), a leading provider of surgical and diagnostic products targeting women’s health and cancer diagnostics, today announced a multi-year contract extension with Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) for Cytyc’s ThinPrep® Imaging System and the ThinPrep® Pap Test. Over the term of the contract, LabCorp will continue to implement this state-of-the-art cervical cancer screening system throughout its extensive system of laboratories. LabCorp introduced the ThinPrep Imaging System in October 2004.

“As a leading national clinical laboratory, we maintain the highest standards when introducing innovative new technologies, while expanding physician access to the latest scientific and technological advances in laboratory medicine,” said Myla Lai-Goldman, M.D., LabCorp’s executive vice president, chief scientific officer, and medical director. “We are pleased with physicians’ adoption of Cytyc’s ThinPrep Imaging System. Currently, a significant percentage of our ThinPrep Pap Test orders include a request for the image guided system. We remain committed to making this important new technology broadly available, which will help us continue to provide the highest quality clinical services possible.”

“LabCorp has done a tremendous job managing the implementation of the ThinPrep Imaging System throughout its extensive laboratory network,” said Patrick J. Sullivan, Cytyc’s chairman, president, and chief executive officer. “We take pride in our continuing partnership with LabCorp, a leader in diagnostic testing well-known for its focus on innovation and clinical excellence.”

The ThinPrep Imaging System is the first fully integrated, interactive computer system that assists cytotechnologists and pathologists in the primary screening and diagnosis of ThinPrep Pap Test slides. The ThinPrep Imaging System combines revolutionary imaging technology with human interpretive expertise to improve cervical cancer screening efficiency and performance.

Cytyc Corporation Announces Multi-Year Contract Extension with Labcorp For Thinprep

Imaging System

About LabCorp

Laboratory Corporation of America Holdings, a S&P 500 company, is a pioneer in commercializing new diagnostic technologies and the first in its industry to embrace genomic testing. With annual revenues of $3.6 billion in 2006, over 25,000 employees nationwide, and more than 220,000 clients, LabCorp offers clinical assays ranging from routine blood analyses to HIV and genomic testing. LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence: The Center for Molecular Biology and Pathology, in Research Triangle Park, NC; National Genetics Institute, Inc., in Los Angeles, CA; ViroMed Laboratories, Inc., based in Minneapolis, MN; The Center for Esoteric Testing, in Burlington, NC; DIANON Systems, Inc., based in Stratford, CT; US LABS, based in Irvine, CA; and Esoterix, and its Colorado Coagulation, Endocrine Sciences, and Cytometry Associates laboratories. LabCorp clients include physicians, government agencies, managed care organizations, hospitals, clinical labs, and pharmaceutical companies. To learn more about LabCorp, visit www.LabCorp.com.

About Cytyc

Cytyc Corporation is a diversified diagnostic and medical device company that designs, develops, manufactures, and markets innovative and clinically effective diagnostic and surgical products. Cytyc’s products cover a range of cancer and women’s health applications, including cervical cancer screening, treatment of excessive menstrual bleeding, radiation treatment of early-stage breast cancer, and radiation treatment of patients with malignant brain tumors.

Cytyc is traded on The NASDAQ Global Select Market under the symbol CYTC. Cytyc and ThinPrep are registered trademarks of Cytyc Corporation.

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and timelines, management of growth, product diversification, and organizational change, entry into new market segments domestically, such as pharmaceuticals, and new markets internationally, risks associated with litigation, the successful consummation of planned acquisition transactions, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks

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Cytyc Corporation Announces Multi-Year Contract Extension with Labcorp For Thinprep

Imaging System

detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2006 Annual Report on Form 10-K filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

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